UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 11, 2011
MATRIXX INITIATIVES, INC.

(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
(602) 385-8888

(Registrant’s telephone number, including area code)
NONE

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.
     On January 11, 2011, Matrixx Initiatives, Inc. (the “Company”) entered into Amendment No. 2 to the Rights Agreement (“Amendment”) with Registrar and Transfer Company, as Rights Agent (“RTC”). The Amendment amends the Rights Agreement, dated as of July 22, 2002, as amended on December 14, 2010, by and between the Company and Corporate Stock Transfer, Inc. (the “Rights Agreement”), which provides for preferred share purchase rights with respect to the Company’s common stock. The Amendment names RTC as the new Rights Agent, changes the address for notices under the Rights Agreement, and amends the qualifications for successor Rights Agents.
     A copy of the Amendment is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
4.2	Amendment No. 2 to the Rights Agreement, dated as of January 13, 2011, by and between Matrixx Initiatives, Inc. and Registrar and Transfer Company and acknowledged by Corporate Stock Transfer, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2011	MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
President and Chief Executive Officer